UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2021
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As described below under Item 5.07, at the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) of Tyson Foods, Inc. (the “Company”) held virtually on February 11, 2021, the Company’s shareholders approved an amendment and restatement of the Company’s 2000 Stock Incentive Plan (the “Stock Incentive Plan”) to increase by 3,000,000 the number of shares of the Company’s Class A Common Stock available for issuance under the plan and make certain other administrative changes, including the removal of the provisions previously included to comply with the historical performance-based compensation exemption under Section 162(m) of the Internal Revenue Code. The amendment and restatement of the Stock Incentive Plan became effective upon shareholder approval and is further described under “Approval of the Amendment and Restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on December 23, 2020 (the “2021 Proxy Statement”), which description is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders
At the 2021 Annual Meeting held virtually on February 11, 2021, six proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the 2021 Proxy Statement. At the 2021 Annual Meeting, the Company’s shareholders:
1) elected John H. Tyson, Les R. Baledge, Gaurdie E. Banister Jr., Dean Banks, Mike Beebe, Maria Claudia Borras, David J. Bronczek, Mikel A. Durham, Jonathan D. Mariner, Kevin M. McNamara, Cheryl S. Miller, Jeffrey K. Schomburger, Robert Thurber, Barbara A. Tyson and Noel White to serve as directors until the Company’s next annual meeting of shareholders and until their successors are duly elected and qualified;
2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending October 2, 2021;
3) approved an amendment and restatement of the Stock Incentive Plan, including an increase in the number of shares reserved for issuance thereunder;
4) did not approve a shareholder proposal requesting a report on human rights due diligence;
5) did not approve a shareholder proposal requesting that the Company’s Board of Directors engage an investment banker to develop a plan for recapitalization of the Company resulting in one vote per share of stock; and
6) did not approve a shareholder proposal requesting a report disclosing the Company’s policy and procedures, payments, oversight, decision-making processes and other activities related to lobbying and grassroots lobbying communications and the Company’s membership in certain tax-exempt organizations.
Set forth below are the voting results for each matter submitted to a vote (certain numbers in tables may not total due to rounding):
1.Election of directors:

Directors	Votes For	Votes Against	Abstain	Broker Non-Votes
John Tyson	902,925,154	13,356,007	185,965	26,870,881
Les R. Baledge	894,610,413	21,610,149	246,565	26,870,880
Gaurdie E. Banister Jr.	911,618,808	4,619,024	229,294	26,870,881
Dean Banks	914,271,554	1,971,401	224,171	26,870,881
Mike Beebe	894,255,662	21,920,357	291,108	26,870,880
Maria Claudia Borras	915,440,768	795,309	231,049	26,870,881
David J. Bronczek	895,532,984	20,734,302	199,840	26,870,881
Mikel A. Durham	905,631,690	10,594,914	240,523	26,870,881
Jonathan Mariner	914,445,304	1,713,993	307,829	26,870,881
Kevin M. McNamara	889,842,108	26,309,044	315,973	26,870,881
Cheryl S. Miller	914,594,299	1,596,803	276,025	26,870,881
Jeffrey K. Schomburger	912,039,471	4,174,144	253,511	26,870,881
Robert Thurber	856,691,753	59,588,433	186,940	26,870,881
Barbara A. Tyson	902,493,019	13,783,435	190,673	26,870,880
Noel White	902,455,155	13,856,642	155,329	26,870,881

2.Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending October 2, 2021:

Votes For	Votes Against	Abstain	Broker Non-Votes
939,801,801	3,337,205	199,001	—
3.Approval of an amendment and restatement of the Stock Incentive Plan, including an increase in the number of shares reserved for issuance thereunder:

Votes For	Votes Against	Abstain	Broker Non-Votes
909,161,010	7,020,510	285,605	26,870,881
4.Shareholder proposal requesting a report on human rights due diligence:

Votes For	Votes Against	Abstain	Broker Non-Votes
168,155,962	746,977,377	1,333,787	26,870,881
5.Shareholder proposal requesting that the Company’s Board of Directors engage an investment banker to develop a plan for recapitalization of the Company resulting in one vote per share of stock:

Votes For	Votes Against	Abstain	Broker Non-Votes
183,011,553	732,848,308	607,265	26,870,881
6.Shareholder proposal requesting a report disclosing the Company’s policy and procedures, payments, oversight, decision-making processes and other activities related to lobbying and grassroots lobbying communications and the Company’s membership in certain tax-exempt organizations:

Votes For	Votes Against	Abstain	Broker Non-Votes
162,619,972	744,085,347	9,761,808	26,870,880

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 17, 2021	By:	/s/ Stewart Glendinning

	Name:	Stewart Glendinning
	Title:	Executive Vice President and Chief Financial Officer

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